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                          WILLIS LEASE FINANCE CORPORATION

Exhibit 21.1 List of Subsidiaries

                                             State or Jurisdiction
Subsidiary                                     of Incorporation
---------------------------------      ---------------------------------

Terandon Leasing Corporation                      California

T-2 Incorporated                                  California

T-4 Incorporated                                  California

T-5 Incorporated                                  California

T-7 Incorporated                                  California

T-8 Incorporated                                  California

T-10 Incorporated                                 California

T-11 Incorporated                                 California

WLFC Funding Corporation                           Delaware

WLFC Engine Pooling Company                       California

WLFC (Ireland) Limited                          Rep. of Ireland

WLFC AC1, Incorporated                             Delaware